Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of CathayOnline Inc. on Form 10-SB of our reports dated October 7, 1999, and to reference to us under the heading "Experts" in this Registration Statement.

ROBISON, HILL & CO.


/s/ Robison, Hill & Co.
Salt Lake City, Utah

December 10, 1999